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                                                                     EXHIBIT 5.1

                             W.S. WALKER & COMPANY

                               Attorneys-at-Law

                         CALEDONIAN HOUSE, P.O BOX 265
                           GEORGE TOWN, GRAND CAYMAN
                                CAYMAN ISLANDS
                TEL: (345) 949-0100        FAX: (345) 949-7886
                           Internet: walker@candw.ky



                                                         Our Ref: MPL A181-09400



 The Directors
 Apex Silver Mines Limited
 c/o Curacao Corporation Company N.V.
 Kaya Flamboyan 9, P.O. Box 812
 Willemstad, Curacao
 Netherlands Antilles



                                                              14th November 1997

 Dear Ladies and Gentlemen:

 APEX SILVER MINES LIMITED

 We have acted as counsel to Apex Silver Mines Limited (the "Company") in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") being filed with Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the contemplated registration by the Company of 10,350,000 ordinary shares, par value $0.01, (the "Securities") of the Company.

 For the purposes of giving this opinion, we have examined the documents listed in Schedule 1.

 In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

 Capitalised terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

 We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof.

 Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the laws of the Cayman Islands that:
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 1.   the Company is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

 2. The Securities have been duly and validly authorized and will be issued as fully paid when an entry in respect of such Securities and the registered owner thereof has been made in the register of members of the Company confirming that they are fully paid.

 3. The liability of a shareholder in respect of such Securities is limited to the amount that the shareholder has agreed to pay for such Securities and the Company cannot call for additional sums to be paid by the shareholders in respect of such Shares.

 This law firm is a partnership organized under the laws of the Cayman Islands. Our opinion relates only to the laws of the Cayman Islands. We express no opinion as to the law of any other jurisdiction.

 This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the forgoing or of any facts or circumstances that may hereafter come to our attention. Subject to the forgoing sentence, this opinion letter is solely for your benefit and no other persons shall be entitled to rely upon the opinions herein expressed.

 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, to the reference to our name in the Prospectus and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.



                                         Yours faithfully,



                                         W.S. WALKER & COMPANY
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                                   Schedule 1



                           List of Documents Examined



 (1)  the Memorandum and Articles of Association of the Company;

 (2)  Resolutions adopted by the Board of Directors of the Company dated [    ]
      authorizing issue of the Securities ("the Resolutions").

 (3) the draft Prospectus included in the draft Registration Statement on Form S-1;

 (4) such other documents as we have considered necessary for the purposes of rendering this opinion.


                                   Schedule 2


                                  Assumptions


 The opinions hereinbefore given are based upon the following assumptions insofar as each such assumption may relate to the opinions given:

 1. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed and that all copies conform to their originals.

 2. The Minute Book of the Company examined by us at the Registered Office of the Company on [ ]th November 1997 contain a complete record of the business transacted by it.

 3. The corporate records of the Company examined by us at the Registered Office of the Company on [ ]th November 1997 constitute its complete corporate records and that all matters required by law to be recorded therein are so recorded.

 4. The Resolutions were duly adopted in accordance with the Articles of Association of the Company. We confirm that the examination made by us for the purpose of giving this opinion give us no reason to suppose that the Resolutions were not so adopted or that the Resolutions have been modified or rescinded.

 5. The issuance and delivery of the Securities will not violate any applicable law or result in a violation of any provision of any instrument or agreement binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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